                                                                   EXHIBIT 10.13

                          LOAN MODIFICATION AGREEMENT

     This LOAN MODIFICATION AGREEMENT is entered into as of April 5, 2000, by and between SILICON VALLEY BANK, a California-chartered bank with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, MA 02481, doing business under the name "Silicon Valley East" ("Bank"), and NETWORK ENGINES, INC., a Delaware corporation with its principal place of business at 61 Pleasant Street, Randolph, MA 02368 ("Borrower").

                                    RECITALS

     Borrower has borrowed money from Bank pursuant to certain Existing Loan Documents, as defined below. In consideration of certain financial accommodations from Bank, and Borrower's continuing obligations under the Existing Loan Documents, Borrower and Bank agree as follows:

                                    AGREEMENT

     1. DESCRIPTION OF EXISTING INDEBTEDNESS. Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement dated as of November 2, 1998 between Borrower and Bank originally providing for a revolving credit facility up to a maximum principal amount of THREE HUNDRED THOUSAND AND NO/100THS DOLLARS ($300,000) and an equipment line facility up to a maximum principal amount of TWO HUNDRED SIXTY THOUSAND AND NO/100THS DOLLARS ($260,000) (the "Loan Agreement").

     Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

     2. DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness is secured pursuant to the Loan Agreement. Hereinafter, the Loan Agreement, together with all other documents securing payment of the Indebtedness, shall be referred to as the "Existing Loan Documents."

     3.  DESCRIPTION OF CHANGES IN TERMS.

     3.1 Modifications to Definitions. Section 1.1 of the Loan Agreement is hereby amended by substituting the following definitions for those set forth therein for the same terms, and in the case of new definitions, by adding those new definitions to that Section 1.1:

          "Committed Revolving Line" means a credit extension of up to FOUR MILLION AND NO/100THS Dollars ($4,000,000).

          "2000 Committed Equipment Line" means a credit extension of up to TWO MILLION AND N0/100THS Dollars ($2,000,000).

          "Credit Extension" means each Advance, Equipment Advance, 2000 Equipment Advance, Letter of Credit or any other extension of credit by Bank for the benefit of Borrower hereunder.

          "2000 Equipment Advance" has the meaning set forth in Section 2.1.4.

          "2000 Equipment Availability End Date" has the meaning set forth in
          Section 2.1.4.

          "Letter of Credit" means a letter of credit or similar undertaking issued by Bank pursuant to Section 2.1.3.

          "Revolving Maturity Date" means APRIL 4, 2001.

          The definition of "Permitted Investment" is amended by adding the following subparagraph:

          (c) the Promissory Note dated November 18, 1999 of Lawrence A. Genovesi payable to the order of the Borrower in the amount of $90,000.

          Subparagraphs (c) and (d) of the definition of "Permitted Liens" are hereby replaced in their entirety with the following:

          (c) Liens (i) upon or in any Equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment; and further provided that such liens shall exist as of April 5, 2000, and, that the aggregate principal amount of the obligations secured by such liens and the liens in subsection (d) of this definition, shall not exceed $200,000;

          (d) Liens on Equipment leased by Borrower or any Subsidiary pursuant to an operating lease in the ordinary course of business (including proceeds thereof and accessions thereto) incurred solely for the purpose of financing the lease of such Equipment (including Liens pursuant to leases permitted pursuant to Section 7.1 and Liens arising from UCC financing statements regarding leases permitted by this Agreement); provided that such liens shall exist as of April 5, 2000, and that the aggregate principal amount of the obligations secured by such liens and the liens in subsection (c) of this definition, shall not exceed $200,000; and

     3.2 Modifications to Revolving Advances. Section 2.1.1(a) of the Loan Agreement is hereby replaced in its entirety with the following:

          2.1.1  Revolving Advances.

          (a) Bank will make Advances not exceeding (i) the Committed Revolving Line or the Borrowing Base, whichever is less minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit). Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

     3.3 Addition of Letters of Credit. The following Section 2.1.3 is hereby inserted in the Loan Agreement:

          2.1.3 Letters of Credit. Bank will issue or have issued Letters of Credit for Borrower's account not exceeding (i) the lesser of the Committed Revolving Line or the Borrowing Base minus (ii) the outstanding principal balance of the Advances. Each Letter of Credit will expire no later than 180 days after the Revolving Maturity Date provided Borrower's Letter of Credit reimbursement obligation is secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank.

     3.4 Addition of 2000 Equipment Advances. The following Section 2.1.4 is hereby inserted in the Loan Agreement:

          2.1.4  2000 Equipment Advances.

          (a) Subject to and upon the terms and conditions of this Agreement, at any time from the date hereof through APRIL 4, 2001 (the "2000 Equipment Availability End Date"), Bank agrees to make advances (each an "2000 Equipment Advance" and collectively, the "2000 Equipment Advances") to Borrower in an aggregate outstanding amount not to exceed the 2000 Committed Equipment Line; provided that the total 2000 Equipment Advances made from APRIL 5, 2000 to OCTOBER 4, 2000 shall not exceed ONE MILLION AND NO/100THS DOLLARS ($1,000,000) and that the total 2000 Equipment Advances made from OCTOBER 5, 2000 to APRIL 4, 2001 shall not exceed ONE MILLION AND NO/100THS DOLLARS ($1,000,000). To evidence the 2000 Equipment Advances, Borrower shall deliver to Bank, at the time of each 2000 Equipment Advance request, an invoice for the equipment to be purchased or financed. The 2000 Equipment Advances shall be used only to purchase or finance Equipment and shall not exceed ONE HUNDRED Percent (100%) of the invoice amount of such equipment approved from time to time by Bank. Software may, however, constitute up to THIRTY percent (30%) of aggregate 2000 Equipment Advances.

          (b) Interest shall accrue from the date of each 2000 Equipment Advance at the rate specified in Section 2.3(a), and shall be payable on the Payment date for each month through APRIL, 2001, except as otherwise provided herein. Any 2000 Equipment Advances that are outstanding on OCTOBER 4, 2000 will be payable in THIRTY-SIX (36) equal monthly installments of principal, plus all accrued interest, on the Payment Date of each month commencing NOVEMBER 1, 2000 and ending on OCTOBER 1, 2003. Any 2000 Equipment Advances made after OCTOBER 4, 2000 that are outstanding on the 2000 Equipment Availability End Date will be payable in THIRTY-SIX (36) equal monthly installments of principal, plus all accrued interest, on the Payment Date of each month commencing MAY 1, 2001 and ending on APRIL 1, 2004. 2000 Equipment Advances, once repaid, may not be reborrowed.

          (c) When Borrower desires to obtain a 2000 Equipment Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Pacific time one
          (1) Business Day before the day on which the 2000 Equipment Advance is to be made. Such notice shall be substantially in the form of Exhibit
          B. The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice(s) for the Equipment to be financed. 2000 Equipment Advance requests for Equipment purchased prior to APRIL 5, 2000 shall be made no later than SIXTY (60) business days after said date. No 2000 Equipment Advances shall be made on Equipment purchased after APRIL 5, 2000 more than SIXTY (60) days past invoice date.

     3.5 Modifications to Overadvances. Section 2.2 of the Loan Agreement is hereby replaced in its entirety by the following:

          2.2 Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrower to Bank pursuant to Sections 2.1.1 and
          2.1.3 of this Agreement is greater than the lesser of (i) the Committed

          Revolving Line or (ii) the Borrowing Base, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

     3.6 Modifications to Interest Rate. Section 2.3(a) of the Loan Agreement is hereby replaced in its entirety by the following:

          2.3  Interest Rates, Payments, and Calculations.

          (a) Interest Rate. Except as set forth in Section 2.3(b), any Advances and Equipment Advances shall bear interest, on the average daily balance thereof, at a per annum rate equal to ONE (1.0) percentage point above the Prime Rate, and any 2000 Equipment Advances shall bear interest, on the average daily balance thereof, at a per annum rate equal to ONE AND ONE QUARTER (1.25) percentage points above the Prime Rate.

     3.7 Modifications to Financial Reporting Covenants. Section 6.3 of the Loan Agreement is hereby replaced in its entirety by the following:

          6.3 Financial Statements, Reports, Certificates. (i) Borrower shall deliver to Bank:

          (a) as soon as available, but in any event within twenty-five (25) days after the end of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, in a form and certified by an officer of Borrower reasonably acceptable to Bank;

          (b) as soon as available, but in any event within one hundred twenty
          (120) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank;

          (c) if Borrower is a reporting company under the Securities and Exchange Act of 1934, then within five (5) days of filing, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission;

          (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more;

          (e) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time, and no less frequently than annually, any material changes in Borrower's operating plans and financial projections.

          (f) within twenty-five (25) days after the last day of each month, a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings of accounts receivable.

          (g) within twenty-five (25) days after the last day of each month, with the monthly financial statements, and within one hundred twenty
          (120) days after the end of Borrower's fiscal year, with the annual audited financial statements, a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.

          (ii) Bank shall have a right from time to time hereafter to audit Borrower's Accounts and Collateral at Borrower's expense, provided that such audits will be conducted no more often than every twelve
          (12) months unless an Event of Default has occurred and is continuing. Such an audit shall occur within 90 days of APRIL 5, 2000.

     3.8 Modifications to Tangible Net Worth. Section 6.9 of the Loan Agreement is hereby replaced in its entirety by the following:

          6.9 Tangible Net Worth. Borrower shall maintain, as of the last day of each calendar month commencing APRIL 30, 2000, a Tangible Net Worth of not less than FIFTEEN MILLION AND NO/100THS Dollars ($15,000,000).

     3.9 Modifications to Dispositions. Section 7.1 of the Loan Agreement is hereby replaced in its entirety by the following:

          7.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than
          Transfers: (i) of inventory in the ordinary course of business, (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business, (iii) that constitute payment of normal and usual operating expenses in the ordinary course of business, (iv) of worn-out or obsolete Equipment, or (v) of Borrower's P6000 product line to Copernicus, Inc., a corporation wholly-owned by Cheryl Smith.

     3.10 Modifications to Transactions with Affiliates. Section 7.8 of the Loan Agreement is hereby replaced in its entirety by the following:

          7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person, except for the Promissory Note dated November 18, 1999 of Lawrence A. Genovesi payable to the order of Borrower in the amount of $90,000, and except for the Transfer of Borrower's P6000 product line to Copernicus, Inc., a corporation wholly-owned by Cheryl Smith.

     3.11 Modifications to Intellectual Property Agreements. Section 7.9 of the Loan Agreement is hereby replaced in its entirety with the following:

          7.9 Intellectual Property Agreements. Borrower shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Borrower's rights and interests in any property included within the definition of the Intellectual Property Assets acquired under such contracts.

     3.12 Modifications to Covenant Default. Section 8.2(b) of the Loan Agreement is hereby replaced in its entirety with the following:

          (b) If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Credit Extensions will be required to be made during such cure period);

     3.13 Modifications to Insolvency. Section 8.5 of the Loan Agreement is hereby replaced in its entirety with the following:

          8.5 Insolvency. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within 30 days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

     3.14 Addition of Letter of Credit Remedies. The following Section 9.1(j) is hereby inserted in the Loan Agreement:

          (j) Demand that Borrower (i) deposit cash with Bank in an amount equal to the amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letters of Credit fees scheduled to be paid or payable over the remaining term of the Letters of Credit;

     3.15 Modifications to Exhibits. Exhibits A, C and D of the Loan Agreement are hereby replaced in their entirety with Exhibits A, C and D to this Agreement.

     4. FEES. Borrower shall pay to Bank facility fees totaling THIRTY THOUSAND DOLLARS ($30,000) as well as any out-of-pocket expenses incurred by the Bank through the date hereof, including reasonable attorneys' fees and expenses, and after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

     5. CONDITIONS TO FURTHER ADVANCES. The obligation of Bank to make further advances to Borrower under the lines is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

          (i) this Loan Modification Agreement duly executed by Borrower;

          (ii) payment of the fees and Bank Expenses then due specified in
Section 4 hereof; and

          (iii) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

     6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described in this Loan Modification Agreement.

     7. NO DEFENSES OF BORROWER. Borrower agrees that as of this date, it has no defenses against any of the obligations to pay any amounts under the Indebtedness.

     8. CONTINUING VALIDITY. Borrower understands and agrees that (i) in modifying the Existing Loan Documents, Bank is relying upon Borrower's representations, warranties and agreements, as set forth in the Existing Loan Documents, (ii) except as expressly modified pursuant to this Loan Modification Agreement (including the effects of Section 6 hereof), the Existing Loan Documents remain unchanged and in full force and effect, (iii) Bank's agreement to modify the Existing Loan Documents pursuant to this Loan Modification Agreement shall in no way obligate Bank to make any future modifications to the Existing Loan Documents, (iv) it is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of the Existing Loan Documents, unless a party is expressly released by Bank in writing, (v) no maker, endorser or guarantor will be released by virtue of this Loan Modification Agreement, and
(vi) the terms of this Section 8 apply not only to this Loan Modification Agreement but also to all subsequent loan modification agreements, if any.

     9. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. The laws of the Commonwealth of Massachusetts shall apply to this Agreement. BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON BANK CANNOT AVAIL ITSELF OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, BORROWER ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN SANTA CLARA COUNTY, CALIFORNIA. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     10. EFFECTIVENESS. This Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Agreement become effective until signed by an officer of Bank in California).

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument as of the date first set forth above.

"Borrower": NETWORK ENGINES, INC.            "Bank": SILICON VALLEY BANK, doing
                                             business as SILICON VALLEY EAST


By:  /s/ Lawrence A. Genovesi                By:  /s/ William R. Howell
    -----------------------------                -----------------------------
    Lawrence A. Genovesi, President & CEO        William R. Howell, AVP


                                             SILICON VALLEY BANK



                                             By:  /s/ Michelle D. Giannini
                                                 -----------------------------
                                                 Michelle D. Giannini

                                             Title: Assistant Vice President
                                                   ---------------------------
                                             (Signed in Santa Clara County, California)


                           EXHIBITS A, C AND D FOLLOW

                    EXHIBIT A TO LOAN AND SECURITY AGREEMENT

     The Collateral shall consist of all right, title and interest of Borrower in and to the following:

     (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

     (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

     (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trade styles, trade names, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, income tax refunds, payments of insurance and rights to payment of any kind; all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired;

     (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

     (e) All documents, cash, deposit accounts, securities, investment property, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired;

     (f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter existing, created, acquired or held; all trademark and service mark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks; all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held; all design rights which may be available to Borrower now or hereafter existing, created, acquired or held; all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the foregoing; all licenses or other rights to use any of the foregoing, and all license fees and royalties arising from such use to the extent permitted by such license or rights; all amendments, renewals and extensions of any of the foregoing; and

     (g) All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds and products thereof, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

                                    EXHIBIT C
                           BORROWING BASE CERTIFICATE

Borrower:    Network Engines, Inc.            Bank:        Silicon Valley Bank
             61 Pleasant Street                            3003 Tasman Drive
             Randolph, MA 02368                            Santa Clara, CA 95054

Commitment Amount: $4,000,000

ACCOUNTS RECEIVABLE
      1.  Accounts Receivable Book Value as of ____________                $_________
      2.  Additions (please explain on reverse)                            $_________
      3.  TOTAL ACCOUNTS RECEIVABLE                                        $_________

ACCOUNTS RECEIVABLE DEDUCTIONS
      4.  Amounts over 90 days                                             $_________
      5.  Balance of 50% over 90 day accounts                              $_________
      6.  Concentration Limits                                             $_________
      7.  Ineligible Foreign Accounts                                      $_________
      8.  Governmental Accounts                                $_________
      9.  Contra Accounts                                      $_________
     10.  Promotion or Demo Accounts                                       $_________
     11.  Intercompany/Employee Accounts                                   $_________
     12.  Other (please explain on reverse)                    $_________
     13.  TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                             $_________
     14.  Eligible Accounts (#3 - #13)                                     $_________
     15.  LOAN VALUE OF ACCOUNTS (80% of #14)                              $_________

BALANCES
     16.  Maximum Loan Amount                                              $4,000,000
     17.  Total Funds Available (Lesser of #16 or #15)                     $_________
     18.  Present balance owing on Line of Credit                          $_________
     19.  Outstanding under Sublimits (                   )                $_________
     20.  RESERVE POSITIVE (#17 minus #18 and #19)                         $_________

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement dated as of November 2, 1998, as may be amended from time to time, between the undersigned and Silicon Valley Bank.

                                                 -------------------------------
                                                           BANK USE ONLY
                                                   Rec'd By: ___________________
                                                   Date: _______________________
                                                   Reviewed By: ________________
                                                   Compliance Status: Yes / No
                                                 -------------------------------

COMMENTS:



_______________________________


By: ____________________________
    Authorized Signer

                                   EXHIBIT D
                             COMPLIANCE CERTIFICATE

Borrower: Network Engines, Inc.            Bank: Silicon Valley Bank
          61 Pleasant Street                     3003 Tasman Drive
          Randolph, MA 02368                     Santa Clara, CA 95054

     The undersigned authorized officer of NETWORK ENGINES, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement dated as of November 2, 1998 between Borrower and Bank, as may be amended from time to time (the "Agreement"), (i) Borrower is in complete compliance for the period ending ___________ of all required conditions and terms except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true, accurate and complete in all material respects as of the date hereof. Attached herewith are the required documents
supporting the above certification.   The Officer further certifies that these
are prepared in accordance with Generally Accepted Accounting Principals (GAAP) and are consistent from one period to the next except as explained in an accompanying letter or footnotes. The Officer further expressly acknowledges Borrower may not request any borrowings at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that such compliance is determined not just at the date this certificate is delivered.

 Please indicate compliance status by circling Yes/No under "Complies" column

          Reporting Covenant                           Required                           Complies
          ------------------                           --------                           --------
Monthly financial statements w/ compliance        Monthly within 25 days                Yes         No
 certificate
Annual (CPA Audited) financial statements w/      FYE within 120 days                   Yes         No
 compliance certificate
Borrowing base certificate                        Monthly within 25 days                Yes         No
A/R agings                                        Monthly within 25 days                Yes         No
A/R and collateral audit                          Initial and Annual                    Yes         No
Material revisions to operating plans and         Annual                                Yes         No
 financial projections

         Financial Covenants                           Required                 Actual           Complies
         -------------------                           --------                 ------           --------
MAINTAIN ON A MONTHLY BASIS:
Minimum Quick Ratio - 4/30/00 and thereafter            1.5:1.0            __________:1.0      Yes         No
Minimum TNW - 4/30/00 and thereafter                $15,000,000            $_____________      Yes         No

Comments Regarding Exceptions:



Sincerely,


___________________________________     ---------------------------------------
Signature                                             BANK USE ONLY
                                          Received by: ________________________
___________________________________       Date: _______________________________
TITLE                                     Reviewed by: ________________________
                                          Compliance Status:      Yes      No
___________________________________     ---------------------------------------
DATE

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